UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2002

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(504) 851-3833

(Registrant's telephone number, including area code)

Item 5.    Other Events.

            On December 19, 2002, Trico Marine Services, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

(a)	Exhibits.

10

Credit Agreement, dated as of December 18, 2002, among Trico Marine Services, Inc., Trico Marine Assets, Inc., Trico Marine Operators, Inc., the Lenders party thereto from time to time, and Nordea Bank Finland Plc, New York Branch, as Administrative Agent.

99

Press release issued by Trico Marine Services, Inc. on December 19, 2002, announcing that it entered into a new $50 million revolving credit facility to refinance its previous $45 million credit facility.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Victor M. Perez
Victor M. Perez
Vice President and Chief Financial Officer

Dated: December 20, 2002